--------------------------------------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER

                                    between

                            COPLEY PROPERTIES, INC.

                                      and

                              EASTGROUP PROPERTIES

                         Dated as of February 12, 1996




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE 1.  THE MERGER...................................................... 1
     1.1    The Merger...................................................... 1
     1.2    The Closing..................................................... 2
     1.3    Effective Time.................................................. 2

ARTICLE 2.  CHARTER AND TRUSTEES REGULATIONS OF THE SURVIVING
            CORPORATION..................................................... 2
     2.1    Charter......................................................... 2
     2.2    Trustees Regulations............................................ 2

ARTICLE 3.  TRUSTEES AND OFFICERS OF THE SURVIVING CORPORATION.............. 2
     3.1    Trustees........................................................ 2
     3.2    Officers........................................................ 3

ARTICLE 4.  EXCHANGE OF STOCK............................................... 3
     4.1    Conversion and Redemption of Stock.............................. 3
     4.2    Exchange of Certificates Representing Copley Stock.............. 4
     4.3    Return of Exchange Fund......................................... 6

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF COPLEY........................ 6
     5.1    Existence; Good Standing; Authority; Compliance With Law........ 6
     5.2    Authorization, Validity and Effect of Agreements................ 7
     5.3    Capitalization.................................................. 8
     5.4    Subsidiaries.................................................... 8
     5.5    Other Interests................................................. 9
     5.6    No Violation.................................................... 9
     5.7    SEC Documents................................................... 9
     5.8    Litigation..................................................... 10
     5.9    Absence of Certain Changes..................................... 10
     5.10   Taxes.......................................................... 11
     5.11   Books and Records.............................................. 12
     5.12   Properties..................................................... 12
     5.13   Environmental Matters.......................................... 14
     5.14   No Brokers..................................................... 15
     5.15   Opinion of Financial Advisor................................... 15
     5.16   Related Party Transactions..................................... 15
     5.17   Contracts and Commitments...................................... 15
     5.18   Definition of Copley's Knowledge............................... 16

                                      (i)

                                                                          Page
                                                                          ----
ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF BUYER........................ 16
     6.1    Existence; Good Standing; Authority; Compliance With Law....... 16
     6.2    Authorization, Validity and Effect of Agreements............... 17
     6.3    Capitalization................................................. 17
     6.4    Subsidiaries................................................... 18
     6.5    Other Interests................................................ 18
     6.6    No Violation................................................... 18
     6.7    SEC Documents.................................................. 19
     6.8    Litigation..................................................... 19
     6.9    Absence of Certain Changes..................................... 20
     6.10   Taxes.......................................................... 20
     6.11   Books and Records.............................................. 21
     6.12   Properties..................................................... 21
     6.13   Environmental Matters.......................................... 22
     6.14   No Brokers..................................................... 23
     6.15   Opinion of Financial Advisor................................... 23
     6.16   Copley Stock Ownership......................................... 24
     6.17   Related Party Transactions..................................... 24
     6.18   Contracts and Commitments...................................... 24
     6.19   Buyer Stock.................................................... 24
     6.20   Convertible Securities......................................... 25
     6.21   Definition of Buyer's Knowledge................................ 25

ARTICLE 7.  COVENANTS...................................................... 25
     7.1    Acquisition Proposals.......................................... 25
     7.2    Conduct of Businesses.......................................... 26
     7.3    Meetings of Stockholders....................................... 30
     7.4    Filings; Other................................................. 31
     7.5    Inspection of Records.......................................... 31
     7.6    Publicity...................................................... 31
     7.7    Registration Statement......................................... 31
     7.8    Listing Application............................................ 32
     7.9    Further Action................................................. 32
     7.10   Affiliates of Copley........................................... 32
     7.11   Expenses....................................................... 33
     7.12   Indemnification and Insurance.................................. 33
     7.13   Reorganization................................................. 35
     7.14   Redemption of Rights........................................... 35
     7.15   Payment of Advisory Fee........................................ 35
     7.16   REIT Status.................................................... 35

ARTICLE 8.  CONDITIONS..................................................... 36
     8.1    Conditions to Each Party's Obligation to Effect the Merger..... 36
     8.2    Conditions to Obligations of Copley to Effect the Merger....... 37

                                     (ii)

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                                                                          ----
     8.3    Conditions to Obligation of Buyer to Effect the Merger......... 38

ARTICLE 9.  TERMINATION.................................................... 38
     9.1    Termination.................................................... 38
     9.2    Effect of Termination.......................................... 40
     9.4    Extension; Waiver.............................................. 42

ARTICLE 10. GENERAL PROVISIONS............................................. 42
     10.1   Nonsurvival of Representations, Warranties and Agreements...... 42
     10.2   Notices........................................................ 42
     10.3   Assignment; Binding Effect; Benefit............................ 43
     10.4   Entire Agreement............................................... 44
     10.5   Confidentiality................................................ 44
     10.6   Amendment...................................................... 44
     10.7   Governing Law.................................................. 44
     10.8   Counterparts................................................... 44
     10.9   Headings....................................................... 45
     10.10  Waivers........................................................ 45
     10.11  Incorporation.................................................. 45
     10.12  Severability................................................... 45
     10.13  Interpretation and Certain Definitions......................... 45
     10.14  Schedules...................................................... 46

EXHIBIT A - Bermant/UBC Purchase and Sale Agreement
EXHIBIT B - Form of Affiliate Letter
EXHIBIT C - Quarterly Dividend Dates
EXHIBIT D - Proxy Agreement
                                     (iii)

                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 12, 1996 between Copley Properties, Inc., a Delaware corporation which operates as a real estate investment trust ("Copley"), and EastGroup Properties, a Maryland real estate investment trust ("Buyer").


                                   RECITALS

     A. The Board of Directors of Copley and the Board of Trustees of Buyer each have determined that a business combination between Copley and Buyer is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     B. It is intended that the merger provided for herein, for federal income tax purposes, shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a "purchase."

     C. Copley and Buyer have each received a fairness opinion from their respective financial advisors relating to the transactions contemplated hereby as more fully described herein.

     D. Copley and Buyer desire to make certain representations, warranties and agreements in connection with the merger.

     E. As a condition to the willingness of Copley to enter into this Agreement, the principal stockholders of Buyer (the "Principal Stockholders") have entered into a Proxy Agreement, dated as of the date hereof, with Copley substantially in the form of Exhibit D attached hereto (the "Proxy Agreement"),
                             ---------
pursuant to which each of the Principal Stockholders has granted to Copley an irrevocable proxy to vote his or its shares of Buyer Stock (as defined below) in favor of the merger and all other actions necessary to consummate the merger, upon the terms and subject to the conditions set forth in the Proxy Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


ARTICLE 1.THE MERGER

     1.1  The Merger.  Subject to the terms and conditions of this Agreement,
          ----------
at the Effective Time (as defined in Section 1.3 hereof), Copley shall be merged with and into Buyer in accordance with this Agreement and the separate corporate existence of Copley shall thereupon cease (the "Merger"). Buyer shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation")The Merger shall have the effects specified in Section 259 of the Delaware General Corporation Law (the "DGCL"), Section 3-114 of the Maryland General Corporation Law (the "MGCL") and Section 8-501.1 of the Maryland Real Estate Investment Trust Law ("MDREIT Law").

     1.2  The Closing.  Subject to the terms and conditions of this Agreement,
          -----------
the closing of the Merger (the "Closing") shall take place (a) at the offices of Hale and Dorr in Boston, Massachusetts, at 9:00 a.m., local time, on the first business day immediately following the day on which the last of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or
(b) at such other time, date or place as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3  Effective Time.  If all the conditions to the Merger set forth in
          --------------
Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause Articles of Merger satisfying the requirements of the MGCL and MDREIT Law to be properly executed, verified and delivered for filing in accordance with the MGCL and MDREIT Law on the Closing Date. The Merger shall become effective upon the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland in accordance with the MGCL and MDREIT Law or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").


ARTICLE 2. CHARTER AND TRUSTEES REGULATIONS OF THE SURVIVING CORPORATION

     2.1    Charter.  The Restated Declaration of Trust, as amended (the
            -------
"Declaration of Trust") of Buyer in effect immediately prior to the Effective Time shall be the Declaration of Trust of the Surviving Corporation, until duly amended in accordance with applicable law.

     2.2    Trustees Regulations.  The Trustees Regulations of Buyer in effect
            --------------------
immediately prior to the Effective Time shall be the Trustees Regulations of the Surviving Corporation, until duly amended in accordance with applicable law.


ARTICLE 3.  TRUSTEES AND OFFICERS OF THE SURVIVING CORPORATION

     3.1    Trustees.  The trustees of Buyer immediately prior to the Effective
            --------
Time, shall be the trustees of the Surviving Corporation as of the Effective
Time.

     3.2    Officers.  The officers of Buyer immediately prior to the Effective
            --------
Time shall be the officers of the Surviving Corporation as of the Effective
Time.


ARTICLE 4.  EXCHANGE OF STOCK

     4.1    Conversion and Redemption of Stock.
            ----------------------------------

            (a) At the Effective Time, each share of beneficial interest, par value $1.00 per share, of Buyer ("Buyer Stock") outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of beneficial interest, par value $1.00 per share, of the Surviving Corporation.

            (b) At the Effective Time, the outstanding share of Class A common stock, $1.00 par value per share, of Copley (the "Copley Class A Stock") issued and outstanding immediately prior to the Effective Time shall be redeemed for a price of $1.00.

            (c) At the Effective Time, each share of common stock, par value $1.00 per share, of Copley (the "Copley Stock") issued and outstanding immediately prior to the Effective Time (other than those shares of Copley Stock to be canceled pursuant to Section 4.1(f)) shall, by virtue of the Merger and without any action on the part of Copley, Buyer or the holders of any of the securities of any of these corporations, be converted into a number of shares of Buyer Stock equal to a fraction, the numerator of which is the Share Value and the denominator of which is the Buyer Stock Price (collectively, the "Stock Consideration"). The "Buyer Stock Price" means an amount equal to the average of the closing sales prices of Buyer Stock on the New York Stock Exchange on the twenty trading days immediately preceding the fifth trading day prior to the date of the Effective Time; provided, that if such average closing price as
                            --------
calculated in accordance with this sentence (i) is less than $20.25, the Buyer Stock Price shall be deemed to equal $20.25 or (ii) is greater than $23.00, the Buyer Stock Price shall be deemed to equal $23.00. Notwithstanding the foregoing, if the average closing sales prices of Buyer Stock on the New York Stock Exchange on the twenty (20) trading days immediately preceding the fifth trading day prior to either (A) the date on which the Form S-4 (as hereinafter defined) is declared effective by the Securities and Exchange Commission or (B) the date on which the meeting of Copley stockholders is to be convened pursuant to Section 7.3 hereof, is equal to or less than $18.25, Copley shall have the right, waivable by it, to terminate this Agreement pursuant to Section 9.1(f) without any liability on the part of Copley. The "Share Value" shall equal (subject to the adjustments as described in the next succeeding sentences and as described in Section 7.16) $15.60; provided, however, that if prior to the
                                   --------  -------
Effective Time Copley shall have conveyed all of its right, title and interest in and to its partnership interest (the "UBC Interest") in University Business Center Associates, a California general partnership, to JCB Limited, or an affiliate or nominee thereof ("Bermant"), pursuant to a Purchase and Sale Agreement in substantially the form of Exhibit A attached hereto (as the same
                                       ---------
may be amended from time to time, the "Bermant/UBC Agreement"), then the Share Value shall equal $12.00. In the event the Summer Hill Option

(as defined in Section 7.1 hereof) is exercised and Copley conveys the real property subject to such option to Summer Hill Ltd. prior to the Effective Date in accordance with the terms of such option, the Share Value shall be reduced by the quotient equal to (x) $1,060,000 divided by (y) the total number of shares of Copley Stock issued and outstanding immediately prior to the Effective Time.

            (d) Buyer acknowledges and agrees that the value of the UBC Interest is $12,903,660 and that Copley may disclose such valuation to Bermant in accordance with the provisions of that certain Second Amended and Restated Joint Venture Agreement, dated as of November 1, 1993 and amended as of January 19, 1996, between Copley and Bermant (the "Joint Venture Agreement"). Immediately following the execution of this Agreement, Copley shall deliver to Bermant written notice of the terms of this Agreement in accordance with the Joint Venture Agreement.

            (e) As a result of the Merger and without any action on the part of the holders thereof, all shares of Copley Stock shall cease to be outstanding, shall be canceled and retired and shall cease to exist and each holder of a certificate (a "Certificate") representing any shares of Copley Stock shall thereafter cease to have any rights with respect to such shares of Copley Stock, except the right to receive, without interest, shares of Buyer Stock, dividends payable in accordance with Section 4.2(c) and cash in lieu of fractional shares of Buyer Stock in accordance with Section 4.2(e) upon the surrender of such Certificate.

            (f) Each share of Copley Stock issued and held in Copley's treasury and each share of Copley Stock held by Buyer or any of the Buyer Subsidiaries immediately prior to the Effective Time, if any, by virtue of the Merger, shall cease to be outstanding, shall be canceled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

     4.2    Exchange of Certificates Representing Copley Stock.
            --------------------------------------------------

            (a) As of the Effective Time, Buyer shall deposit, or shall cause to be deposited, with an exchange agent selected by Buyer on or prior to the Effective Time (the "Exchange Agent"), for the benefit of the holders of shares of Copley Stock, for exchange in accordance with this Article 4, certificates representing the shares of Buyer Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Buyer Stock being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.1 and paid pursuant to this Section 4.2, respectively, in exchange for outstanding shares of Copley Stock.

            (b) Promptly after the Effective Time, Buyer shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates
(i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of Buyer Stock to which such holder shall be entitled, and (y) a check representing the amount of cash in lieu of fractional shares, if any, plus the amount of any dividends or distributions, if any, pursuant to paragraph (c) below, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares or on the dividend or distribution, if any, payable to holders of Certificates, pursuant to this Section 4.2. In the event of a transfer of ownership of Copley Stock which is not registered in the transfer records of Copley, a Certificate representing the proper number of shares of Buyer Stock, together with a check for the cash to be paid in lieu of fractional shares plus, to the extent applicable, the amount of any dividend or distribution, if any, payable pursuant to paragraph (c) below, may be issued to such a transferee if the Certificate representing shares of such Copley Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

            (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Buyer Stock shall be paid with respect to any shares of Copley Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein; provided, however, that subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid by the Surviving Corporation to the holder of the certificates representing whole shares of Buyer Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Buyer Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Buyer Stock, less the amount of any withholding taxes which may be required thereon.

            (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of Copley of the shares of Copley Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of Buyer Stock, dividends and cash in lieu of fractional shares, if any, in accordance with this Section 4.2. Certificates surrendered for exchange by any person constituting an "affiliate" of Copley for purposes of Rule 145, as such rule may be amended from time to time ("Rule 145"), of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Buyer has received an Affiliate Letter in the form of Exhibit B attached hereto,
                                                      ---------
from such person as provided in Section 7.10.

            (e) No fractional shares of Buyer Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Buyer Stock pursuant to this Agreement, each holder of Copley Stock upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Buyer Stock Price by (ii) the fraction of a share of Buyer Stock which such holder would otherwise be entitled to receive under this Article 4.

     4.3    Return of Exchange Fund. Any portion of the Exchange Fund (including
            -----------------------
the proceeds of any investments thereof and any shares of Buyer Stock) that remains unclaimed by the former stockholders of Copley one year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of Copley who have not theretofore complied with this Article 4 shall thereafter look only to the Surviving Corporation for payment of their shares of Buyer Stock and cash in lieu of fractional shares (plus dividends and distributions to the extent set forth in Section 4.2(c), if any), as determined pursuant to this Agreement, without any interest thereon. None of Buyer, Copley, the Exchange Agent or any other person shall be liable to any former holder of shares of Copley Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Stock and cash in lieu of fractional shares (and to the extent applicable, dividends and distributions payable pursuant to Section 4.2(c)).


ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF COPLEY

     Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Buyer, which shall refer to the relevant Sections of this Agreement (the "Copley Disclosure Letter"), Copley represents and warrants to Buyer as follows:

     5.1    Existence; Good Standing; Authority; Compliance With Law.
            --------------------------------------------------------

            (a) Copley is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Copley is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, results of operations or financial condition of Copley and the Copley Subsidiaries (as defined below) taken as a whole (a "Copley Material Adverse Effect"). Copley has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

            (b) Each of the Copley Subsidiaries is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Copley Material Adverse Effect.

            (c) Except as set forth in Section 5.1(c) of the Copley Disclosure Letter, to the best knowledge of Copley, neither Copley nor any of the Copley Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Copley or any Copley Subsidiary or any of their respective properties or assets is subject, where such violation would have a Copley Material Adverse Effect.

            (d) Copies of the Certificate of Incorporation or other charter documents, Bylaws, organizational documents and partnership and joint venture agreements (and in each such case, all amendments thereto) of Copley and each of the Copley Subsidiaries are listed in Section 5.1 of the Copley Disclosure Letter, and the copies of such documents, which have previously been delivered or made available to Buyer and its counsel, are true and correct. For the purposes of this Agreement, the term "Copley Subsidiary" shall include any of the entities listed under such heading in Section 5.4 of the Copley Disclosure Letter.

     5.2   Authorization, Validity and Effect of Agreements. Each of Copley and
           ------------------------------------------------
the Copley Subsidiaries has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The Board of Directors of Copley has approved this Agreement, the Merger, and the transactions contemplated by this Agreement and has agreed to recommend that the holders of Copley Stock adopt and approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the Copley stockholders' meeting which will be held in accordance with the provisions of Section 7.3 hereof. In connection with the foregoing, the Board of Directors of Copley has taken such actions and votes as are necessary on its part to render the provisions of
Section 203 of the DGCL, Article Ninth of Copley's Restated Certificate of Incorporation ("Copley's Certificate"), and the Rights Agreement, dated as of June 28, 1990, between Copley and State Street Bank and Trust Company, as amended (the "Rights Agreement"), inapplicable to this Agreement, the Merger, and the transactions contemplated by this Agreement. As of the date hereof, all of the directors and executive officers of Copley have indicated that they presently intend to vote all shares of Copley Stock which they own to approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the Copley stockholders meeting which will be held in accordance with the provisions of

Section 7.3. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Copley Stock, the execution by Copley of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Copley. This Agreement constitutes the valid and legally binding obligations of Copley, enforceable against Copley in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     5.3    Capitalization.  The authorized capital stock of Copley consists of
            --------------
20,000,000 shares of Copley Stock and one (1) share of Copley Class A Stock. As of the date hereof, there are 3,584,350 shares of Copley Stock issued and outstanding and one share of Copley Class A Stock issued and outstanding. All such shares of Copley Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Copley Disclosure Letter, Copley has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Copley on any matter. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Copley to issue, transfer or sell any shares of capital stock of Copley except for the provisions of Copley's Certificate relating to the Copley Class A Stock and the rights issued pursuant to the Rights Agreement. Except as set forth in Section
5.3 of the Copley Disclosure Letter, there are no agreements or understandings to which Copley or any Copley Subsidiary is a party with respect to the voting of any shares of capital stock of Copley or which restrict the transfer of any such shares, nor does Copley have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares other than those set forth in Copley's Certificate with respect to the maintenance of Copley as a real estate investment trust ("REIT"). Except as set forth in Section 5.3 of the Copley Disclosure Letter, there are no outstanding contractual obligations of Copley or any Copley Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of Copley or any Copley Subsidiary. Except as set forth in Section 5.3 of the Copley Disclosure Letter, neither Copley nor any Copley Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of their securities under the Securities Act.

     5.4    Subsidiaries.  Except as set forth in Section 5.4 of the Copley
            ------------
Disclosure Letter, Copley owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the Copley Subsidiaries. Each of the outstanding shares of capital stock in each of the Copley Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.4 of the Copley Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each of the Copley Subsidiaries is owned, directly or indirectly, by Copley free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each Copley Subsidiary as of February 12, 1996 is set forth in Section 5.4 of the Copley Disclosure Letter: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital or partnership or other interests; (iii) the name of each stockholder or owner of a partnership or other equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it and (iv) the names of the general partners, if applicable.

     5.5    Other Interests.  Except as set forth in Sections 5.4 and 5.5 of the
            ---------------
Copley Disclosure Letter, neither Copley nor any Copley Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities).

     5.6    No Violation.  Except as set forth in Section 5.6 of the Copley
            ------------
Disclosure Letter, neither the execution and delivery by Copley of this Agreement nor the consummation by Copley of the transactions contemplated by this Agreement in accordance with its terms, will: (i) conflict with or result in a breach of any provisions of Copley's Certificate, the Bylaws, organizational documents, partnership agreements or joint venture agreements of Copley or any Copley Subsidiary; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Copley or the Copley Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Copley or any of the Copley Subsidiaries is a party, or by which Copley or any of the Copley Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Copley Material Adverse Effect; or (iii) other than the filings provided for in Article 1 of this Agreement, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Copley Material Adverse Effect.

     5.7    SEC Documents.  Copley has filed all required forms, reports and
            -------------
documents with the Securities and Exchange Commission ("SEC") since December 31, 1994 (collectively, the "Copley SEC Reports") all of which were prepared in accordance with the applicable requirements of the Exchange Act and the Securities Act. The Copley SEC Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by Copley since December 31, 1994 under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Copley SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Copley included in or incorporated by reference into the Copley SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Copley and the Copley Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Copley included in or incorporated by reference into the Copley SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Copley and the Copley Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

     5.8    Litigation.  Except as set forth in Section 5.8 of the Copley
            ----------
Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Copley or any Copley Subsidiary is a party or by which any of its properties or assets are bound, or, to the reasonable best knowledge of Copley, to which any person who is now, or has been at any time prior to the date hereof, a director, officer, employee or agent of Copley or any Copley Subsidiary acting in such capacity is a party, and
(ii) no actions, suits or proceedings pending against Copley or any Copley Subsidiary or, to the reasonable best knowledge of Copley, threatened against Copley or any Copley Subsidiary or against any person who is now, or has been at any time prior to the date hereof, a director, officer, employee or agent of Copley or any Copley Subsidiary acting in such capacity, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clause (i) or (ii) are reasonably likely, individually or in the aggregate, to have a Copley Material Adverse Effect. There are no written, nor to Copley's knowledge threatened, claims made against Copley or any Copley Subsidiary by any existing or former joint venture partner or other partner of Copley or any Copley Subsidiary that are reasonably likely, individually or in the aggregate, to have a Copley Material Adverse Effect.

     5.9    Absence of Certain Changes.  Except as disclosed in the Copley SEC
            --------------------------
Reports filed with the SEC prior to the date hereof or as set forth in Section
5.9 of the Copley Disclosure Letter, since December 31, 1994, Copley and the Copley Subsidiaries have conducted their business only in the ordinary course of such business and there has not been (i) any Copley Material Adverse Effect;
(ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Copley Stock, except dividends of $0.25 per share paid on April 11, 1995, and $0.27 per share paid on July 11, 1995, October 10, 1995 and December 26, 1995; (iii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by Copley or any of the Copley Subsidiaries, outside the ordinary course of business except for Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Merger; or (iv) any material change in Copley's accounting principles, practices or methods.

     5.10   Taxes. Except as set forth in Section 5.10 of the Copley Disclosure
            -----
Letter:

            (a) Copley and each of the Copley Subsidiaries has paid, caused to be paid or accrued all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, property taxes and environmental taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), required to be paid or accrued by it through the date hereof;

            (b) Copley and each of the Copley Subsidiaries has timely filed all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof, and all such returns completely and accurately set forth the amount of any Taxes relating to the applicable period;

            (c) Copley and each Copley Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party;

            (d) For its taxable year ended December 31, 1994 and at all times thereafter up to and including the date hereof, Copley has qualified to be treated as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Sections 856 and 857 of the Code. Copley has qualified as a REIT for every taxable year in which it existed. For the periods described in the preceding sentence, Copley has met all requirements necessary to be treated as a REIT for purposes of the income tax provisions of those states in which Copley is subject to income tax and which provide for the taxation of a REIT in a manner similar to the treatment of REITs under Sections 856-860 of the Code;

            (e) Neither the Internal Revenue Service ("IRS") nor any governmental authority is now asserting by written notice to Copley or any Copley Subsidiary or, to the knowledge of Copley, threatening to assert against Copley or any Copley Subsidiary any deficiency or claim for additional Taxes. There is no dispute or claim concerning any tax liability of Copley or any Copley Subsidiary either claimed or raised in writing by the IRS. There is no dispute or claim concerning any tax liability of a material nature of Copley or any Copley Subsidiary either claimed or raised in writing by any governmental authority other than the IRS, or, to the knowledge of Copley, which may be claimed or raised by any federal or state governmental authority. No written claim has ever been made by a taxing authority in a jurisdiction where Copley does not file reports and returns that Copley is or may be subject to taxation by that jurisdiction. To the knowledge of Copley, there are no security interests on any of the assets of Copley or any Copley Subsidiary that arose in connection with any failure

(or alleged failure) to pay any Taxes when due. Copley has never entered into a closing agreement pursuant to Section 7121 of the Code;

            (f) Copley has not received written notice of any audit of any tax return filed by Copley, and Copley has not been notified in writing by any tax authority that any such audit is contemplated or pending. Neither Copley nor any of the Copley Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by Copley is in force. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Copley and each of the Copley Subsidiaries and all written communications relating thereto have been delivered to Buyer or made available to representatives of Buyer; and

            (g) Each of the Copley Subsidiaries of which all the outstanding capital stock is owned solely by Copley is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. Except as set forth in Section 5.10 of the Copley Disclosure Letter, the Copley Subsidiaries listed as partnerships in
Section 5.4 of the Copley Disclosure Letter are, and have been at all times, properly classified as partnerships for federal income tax purposes and have not been classified as publicly-traded partnerships for federal income tax purposes.

     5.11   Books and Records.
            -----------------

            (a) The books of account and other financial records of Copley and each of the Copley Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Copley SEC Reports.

            (b) The minute books and other records of Copley and each of the Copley Subsidiaries have been, or will be prior to the Closing, made available to Buyer, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of Copley and each of the Copley Subsidiaries and all actions of the partners of each of the Copley Subsidiaries.

     5.12   Properties.  All of the real estate properties owned by Copley and
            ----------
each of the Copley Subsidiaries (the "Copley Properties") are set forth in
Section 5.12 of the Copley Disclosure Letter. Copley has made available to Buyer for inspection the title reports ("Title Reports") and surveys ("Surveys") relating to the Copley Properties listed in Section 5.12 of the Copley Disclosure Letter. Copley is not aware of any encumbrance to title to the Copley Properties or any survey matter affecting the Copley Properties other than (i) matters listed in the Title Reports, (ii) matters shown on the Surveys,
(iii) ordinances and regulations, including zoning ordinances and building codes, affecting building use or occupancy, (iv) mechanics', carriers', workmen's liens or encumbrances which are the responsibility of tenants under leases, or which otherwise do not have a material adverse effect on the value of the Copley Properties as a whole, (v) the title insurance policies referred to in the next sentence, (vi) new Leases permitted under Section 7.2(e) hereof and
(vii) matters disclosed in Section 5.12 of the Copley Disclosure Letter. Section
5.12 of the Copley Disclosure Letter sets forth all of the title insurance policies of Copley or the applicable Copley Subsidiary relating to the Copley Properties and such policies are, at the date hereof, in full force and effect and no claims have been made against any such policies. To the best knowledge of Copley (i) except as set forth in Section 5.12 of the Copley Disclosure Letter, Copley has obtained all material certificates, permits and licenses from any governmental authority having jurisdiction over any of the Copley Properties which are not the responsibility of tenants and to Copley's knowledge no tenant has failed to obtain any such certificate, permit or license, and all agreements, easements and other rights which are necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Copley Properties, have been obtained and are in full force and effect; (ii) the Copley Properties are in full compliance with all governmental permits, licenses and certificates except where the failure to be in compliance would not be reasonably likely to have a Copley Material Adverse Effect; (iii) except as set forth in Section 5.1(c) of the Copley Disclosure Letter, no written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Copley Properties has been issued by any governmental authority which has not been remedied or cured; (iv) there are no material structural defects relating to any of the Copley Properties, except as set forth in the reports referred to in Section 5.12 of the Copley Disclosure Letter; (v) the building systems of each Copley Property are in working order in all material respects, except as set forth in the reports referred to in Section 5.12 of the Copley Disclosure Letter; (vi) except as set forth in Section 5.12 of the Copley Disclosure Letter, there is no physical damage to any Copley Property in excess of $50,000 for which there is no insurance in effect covering the full cost of the restoration; or (vii) except as set forth in Section 5.12 of the Copley Disclosure Letter, there is no current renovation or restoration or tenant improvements to any Copley Property or any portion thereof, the cost of which exceeds $50,000 individually. Except as disclosed in Section 5.1(c) of the Copley Disclosure Letter, the use and occupancy of each of the Copley Properties complies in all material respects with all applicable codes and zoning laws and regulations, and Copley has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the Copley Properties, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such Copley Properties. Neither Copley nor any of the Copley Subsidiaries has received any written notice to the effect that (A) any betterment assessments have been levied against, or any condemnation or rezoning proceedings are pending or threatened with respect to any of the Copley Properties except as set forth in the Title Reports referred to in Section 5.12 of the Copley Disclosure Letter, or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Copley Properties or by the continued maintenance, operation or use of the parking areas except as set forth in Section 5.1(c) of the Copley Disclosure Letter.

     5.13   Environmental Matters.  Except as set forth in Section 5.13 of the
            ---------------------
Copley Disclosure Letter and any environmental assessment or report listed therein, to the best of Copley's actual knowledge: (i) no Hazardous Substances or Hazardous Wastes have been or are being released into the environment, discharged into the environment or disposed of from, at, on or under the Copley Properties; (ii) no Hazardous Substances or Hazardous Wastes have been or are being generated or treated at the Copley Properties or discharged from the Copley Properties, except in compliance in all material respects with applicable Laws (defined below); (iii) no Hazardous Wastes have been or are being stored for more than 90 days or handled at or on the Copley Properties, except in compliance in all material respects with applicable Laws; (iv) none of the Copley Properties are listed on, and Copley has not received written or oral notice that any of the Copley Properties are being considered for inclusion on, the National Priorities List ("NPL"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any State or local listing of sites which are known or suspected to be contaminated by Hazardous Substances or Hazardous Wastes; (v) there are no on-going violations of any Federal, State or local law, statute, ordinance, rule or regulation ("Law") at any Copley Properties which could result in contamination of the land, surface water or groundwater from, at, on or under any such properties; and (vi) no Federal, State or local governmental board, body, department or agency (collectively "Government Agency") is investigating or has provided written notice that it is considering investigating any alleged or potential release, discharge, disposal or storage of Hazardous Substances or Hazardous Wastes at, on, under or from any Copley Properties.

     Except as disclosed in Section 5.13 of the Copley Disclosure Letter, with respect to properties previously owned, leased or in the possession of Copley or Copley Subsidiaries ("Copley Previous Properties"), Copley has no actual knowledge that any of the activities or conditions described in clauses (i),
(ii) or (iii) as not having taken place or existed at the Copley Properties, took place or existed at the Copley Previous Properties during the period when Copley or the Copley Subsidiaries owned, leased or possessed the properties. In addition, Copley has no actual knowledge that any of the Copley Previous Properties are listed or are being considered for listing on any of the lists described in clause (iv) or are being investigated or considered for investigation as described in clause (vi).

     As used in this Agreement, the term "Hazardous Substance" shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), radioactive substances and any material the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, discharge, abatement, cleanup, removal, remediation or handling of which is prohibited, controlled or regulated by any Government Agency pursuant to any Law relating to protection of the environment or human health. The term "Hazardous Waste" shall have the meaning set forth in the Resource Conservation and Recovery Act, as amended, the regulations thereunder, and any similar or implementing State or local law, statute, ordinance, rule or regulation.

     Except as disclosed in Section 5.13 of the Copley Disclosure Letter, to the best knowledge of Copley after due inquiry, neither Copley nor any Copley Subsidiary has received any written notice from any Government Agency with respect to alleged or potential liability relating in any way to Hazardous Substances or Hazardous Wastes at, on, under or from any Copley Property or Copley Previous Properties.

     5.14   No Brokers.  Neither Copley nor any of the Copley Subsidiaries has
            ----------
entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Copley has retained Morgan Stanley & Co. Incorporated ("Morgan Stanley") to act as its financial advisor in connection with the transactions contemplated by this Agreement. Other than Buyer's arrangement with PaineWebber Incorporated ("PaineWebber"), Copley is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.15   Opinion of Financial Advisor.  Copley has received the opinion of
            ----------------------------
Morgan Stanley, to the effect that, as of the date hereof, the Stock Consideration is fair to the holders of Copley Stock from a financial point of view, and has delivered a true and correct copy of such opinion to Buyer.

     5.16   Related Party Transactions.  Set forth in Section 5.16 of the Copley
            --------------------------
Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Copley or any of the Copley Subsidiaries (which are or will be in effect as of or after the date of this Agreement) with (i) any consultant (excluding legal counsel, accountants and financial advisors) involving payments in excess of $50,000 and which may not be terminated within 90 days by Copley or the Copley Subsidiary which is a party thereto, (ii) any person who is an officer, director or affiliate of Copley or any of the Copley Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (iii) any person who acquired Copley Stock in a private
placement.   All such documents are listed in Section 5.16 of the Copley
Disclosure Letter and the copies of such documents, which have previously been provided or made available to Buyer and its counsel, are true and correct copies.

     5.17   Contracts and Commitments.  Section 5.17 of the Copley Disclosure
            -------------------------
Letter sets forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Copley Properties or personal property of Copley and each of the Copley Subsidiaries and (ii) each Commitment entered into by Copley or any of the Copley Subsidiaries which may result in total payments by or liability of Copley or any Copley Subsidiary in excess of $50,000 and which may not be terminated within 90 days by Copley or the Copley Subsidiary which is a party thereto. Copies of the foregoing are listed in Section 5.17 of the Copley Disclosure Letter and the copies of such documents, which have previously been provided or made available to Buyer and its counsel, are true and correct. None of Copley or any of the Copley Subsidiaries has received any written notice of a default that has not been cured under any of the documents described in clause (i) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods except where such default would not have a Copley Material Adverse Effect. To the best knowledge of Copley, neither Copley nor any of the Copley Subsidiaries is in default with respect to any obligations, which individually or in the aggregate are material, under any joint venture agreements to which Copley or any of the Copley Subsidiaries is a party.

     5.18   Definition of Copley's Knowledge.  As used in this Agreement, the
            --------------------------------
phrase "to the knowledge of Copley" or "to the best knowledge of Copley" or any similar phrase means the actual, not the constructive or imputed, knowledge of Mary Lentz, Steven E. Wheeler and Norman de Greve without any obligation on any of their parts to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like.


ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Copley, which shall refer to the relevant Sections of this Agreement (the "Buyer Disclosure Letter"), Buyer represents and warrants to Copley as follows:

     6.1    Existence; Good Standing; Authority; Compliance With Law.
            --------------------------------------------------------

            (a) Buyer is a REIT duly formed, validly existing and in good standing under the laws of the State of Maryland. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, results of operations or financial condition of Buyer and the Buyer Subsidiaries (as defined below) taken as a whole (a "Buyer Material Adverse Effect"). Buyer has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

            (b) Each of the Buyer Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Buyer Material Adverse Effect.

            (c) To the best knowledge of Buyer, neither Buyer nor any Buyer Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Buyer or any Buyer Subsidiary or any of their respective properties or assets is subject, where such violation would have a Buyer Material Adverse Effect.

            (d) Copies of the Declaration of Trust or other charter documents and Trustees Regulations (and all amendments thereto) of Buyer and each of the Buyer Subsidiaries are listed in Section 6.1 of the Buyer Disclosure Letter, and the copies of such documents, which have previously been delivered or made available to Copley or its counsel, are true and correct copies. For purposes of this Agreement, the term "Buyer Subsidiary" shall include any of the entities set forth under such heading in Section 6.4 of the Buyer Disclosure Letter.

            (e) Neither Buyer nor any of the Buyer Subsidiaries is an "interested stockholder" of Copley for purposes of Section 203(c)(5) of the DGCL.

     6.2   Authorization, Validity and Effect of Agreements.  Buyer has the
           ------------------------------------------------
requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The Board of Trustees of Buyer has, by resolutions adopted by unanimous vote, approved this Agreement, the Merger and the other transactions contemplated by this Agreement and has agreed to recommend that the holders of Buyer Stock adopt and approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the Buyer stockholders' meeting which will be held in accordance with the provisions of Section 7.3 hereof. In connection with the foregoing, the Board of Trustees of Buyer has taken such actions and votes as are necessary on its part to render the provisions of the Control Share Acquisition Statute, the Business Combination Statute and all other applicable takeover statutes of the MGCL and any other applicable takeover statutes of any state, inapplicable to this Agreement, the Merger, and the transactions contemplated by this Agreement. As of the date hereof, all of the trustees and executive officers of Buyer have indicated that they presently intend to vote all shares of Buyer Stock which they own to approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the Buyer stockholders meeting which will be held in accordance with the provisions of Section 7.3. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of Buyer Stock, the execution by Buyer of this Agreement, and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     6.3    Capitalization.  The authorized capital stock of Buyer consists of
            --------------
10,000,000 shares of Buyer Stock. As of the date hereof, there are 4,231,656 shares of Buyer Stock issued and outstanding. All such issued and outstanding shares of Buyer Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Buyer has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Buyer on any matter. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Buyer to issue, transfer or sell any shares of Buyer Stock, other than the issuance by Buyer of up to 222,750 shares of Buyer Stock upon the exercise of stock options issued pursuant to Buyer's stock option plans. There are no agreements or understandings to which Buyer or any Buyer Subsidiary is a party with respect to the voting of any shares of Buyer Stock or which restrict the transfer of any such shares, nor does Buyer have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares.

     6.4    Subsidiaries.  Buyer owns all of the outstanding shares of capital
            ------------
stock of each of the Buyer Subsidiaries. All of the outstanding shares of capital stock of each of the Buyer Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, by Buyer free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each Buyer Subsidiary as of February 12, 1996 is set forth in Section 6.4 of the Buyer Disclosure Letter: (i) its name and jurisdiction of incorporation or organization and (ii) its authorized capital stock.

     6.5    Other Interests.  Except for interests in the Buyer Subsidiaries,
            ---------------
neither Buyer nor any Buyer Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities).

     6.6    No Violation.  Except as set forth in Section 6.6 of the Buyer
            ------------
Disclosure Letter, neither the execution and delivery by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of the Declaration of Trust, Trustees Regulations, organizational documents, partnership agreements or joint venture agreements of Buyer or any Buyer Subsidiary; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of Buyer's stock option plans, or any grant or award under any of the foregoing; (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Buyer or any of the Buyer Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer or any of the Buyer Subsidiaries is a party, or by which Buyer or any of the Buyer Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Buyer Material

Adverse Effect; or (iv) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Buyer Material Adverse Effect.

     6.7    SEC Documents. Buyer has filed all required forms, reports and
            -------------
documents with the SEC since December 31, 1994 (collectively, the "Buyer SEC Reports") all of which were prepared in accordance with the applicable requirements of the Securities Laws. The Buyer SEC Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by Buyer since December 31, 1994 under the Securities Laws. As of their respective dates, the Buyer SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Buyer included in or incorporated by reference into the Buyer SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Buyer and the Buyer Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Buyer included in or incorporated by reference into the Buyer SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Buyer and the Buyer Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

     6.8    Litigation. Except as set forth in Section 6.8 of the Buyer
            ----------
Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Buyer or any Buyer Subsidiary is a party or by which any of its properties or assets are bound, or, to the reasonable best knowledge of Buyer, to which any person who is now, or has been at any time prior to the date hereof, a director, officer, employee or agent of Buyer or any Buyer Subsidiary acting in such capacity is a party, and
(ii) no actions, suits or proceedings pending against Buyer or any Buyer Subsidiary or, to the reasonable best knowledge of Buyer, threatened against Buyer or any Buyer Subsidiary or against any person who is now, or has been at any time prior to the date hereof, a director, officer, employee or agent of Buyer or any Buyer Subsidiary acting in such capacity, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clause (i) or (ii) are reasonably likely, individually or in the aggregate, to have a Buyer Material Adverse Effect.
There are no written, nor to Buyer's knowledge threatened, claims made against Buyer or any Buyer Subsidiary by any existing or former joint venture partner or other partner of Buyer or any Buyer Subsidiary that are reasonably likely, individually or in the aggregate, to have a Buyer Material Adverse Effect.

     6.9    Absence of Certain Changes.  Except as disclosed in the Buyer SEC
            --------------------------
Reports filed with the SEC prior to the date hereof, since December 31, 1994, Buyer and the Buyer Subsidiaries have conducted their business only in the ordinary course of such business and there has not been (i) any Buyer Material Adverse Effect; (ii) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to the Buyer Stock, except dividends of $0.45 per share paid on March 31, 1995 and June 30, 1995, and $0.47 per share paid on September 29, 1995 and December 29, 1995; or (iii) any material change in Buyer's accounting principles, practices or methods.

     6.10   Taxes. Except as set forth in Section 6.10 of the Buyer Disclosure
            -----
Letter:

            (a) Buyer and each of the Buyer Subsidiaries has paid, caused to be paid or accrued all Taxes required to be paid or accrued by it through the date hereof;

            (b) Buyer and each of the Buyer Subsidiaries has timely filed all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof, and all such returns completely and accurately set forth the amount of any Taxes relating to the applicable period;

            (c) Buyer and each Buyer Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party;

            (d) For its taxable year ended December 31, 1994 and at all times thereafter up to and including the date hereof, Buyer has qualified to be treated as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Sections 856 and 857 of the Code. Buyer has qualified as a REIT for every taxable year in which it existed. For the periods described in the preceding sentence, Buyer has met all requirements necessary to be treated as a REIT for purposes of the income tax provisions of those states in which Buyer is subject to income tax and which provide for the taxation of a REIT in a manner similar to the treatment of REITs under Sections 856-860 of the Code;

            (e) Neither the IRS nor any governmental authority is now asserting by written notice to Buyer or any Buyer Subsidiary or, to the knowledge of Buyer, threatening to assert against Buyer or any Buyer Subsidiary any deficiency or claim for additional Taxes. There is no dispute or claim concerning any tax liability of Buyer or any Buyer Subsidiary either claimed or raised in writing by the IRS. There is no dispute or claim concerning any tax liability of a material nature of Buyer or any Buyer Subsidiary either claimed or raised in writing by any other governmental authority, or, to the knowledge of Buyer, which may be claimed or raised by any federal or state governmental authority. No written claim has ever been made by a taxing authority in a jurisdiction where Buyer does not file reports and returns that Buyer is or may be subject to taxation by that jurisdiction. To the knowledge of Buyer, there are no security interests on any of the assets of Buyer or any Buyer Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes when due. Buyer has never entered into a closing agreement pursuant to Section 7121 of the Code;

            (f) Buyer has not received written notice of any audit of any tax return filed by Buyer, and Buyer has not been notified in writing by any tax authority that any such audit is contemplated or pending. Neither Buyer nor any of the Buyer Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes, and no extension of time with respect to any date on which a tax return was or is to be filed by Buyer is in force. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by Buyer and each of the Buyer Subsidiaries and all written communications relating thereto have been delivered to Copley or made available to representatives of Copley; and

            (g) Each of the Buyer Subsidiaries of which all the outstanding capital stock is owned solely by Buyer is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. The Buyer Subsidiaries listed as partnerships in
Section 6.4 of the Buyer Disclosure Letter are, and have been at all times, properly classified as partnerships for federal income tax purposes and have not been classified as publicly-traded partnerships for federal income tax purposes.

     6.11  Books and Records.
           -----------------

            (a) The books of account and other financial records of Buyer and each of the Buyer Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Buyer SEC Reports.

            (b) The minute books and other records of Buyer and each of the Buyer Subsidiaries have been made available to Copley, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the Board of Directors of Buyer and each of the Buyer Subsidiaries.

     6.12   Properties.  All of the real estate properties owned by Buyer and
            ----------
each of the Buyer Subsidiaries (the "Buyer Properties") are set forth in Section
6.12 of the Buyer Disclosure Letter. Buyer has made available to Copley for inspection the title reports ("Buyer Title Reports") and surveys ("Buyer Surveys") relating to the Buyer Properties listed in Section 6.12 of the Buyer Disclosure Letter. Buyer is not aware of any encumbrance to title to the Buyer Properties or any survey matter affecting the Buyer Properties other than (i) matters listed in the Buyer Title Reports, (ii) matters shown on the Buyer Surveys, (iii) ordinances and regulations, including zoning ordinances and building codes, affecting building use or occupancy, (iv) mechanics', carriers', workmen's liens or encumbrances which are the responsibility of tenants under leases, or which otherwise do not have a material adverse effect on the value of the Buyer Properties as a whole and (v) the title insurance policies referred to in the next sentence. Section 6.12 of the Buyer Disclosure Letter sets forth all of the title insurance policies of Buyer or the applicable Buyer Subsidiary relating to the Buyer Properties and such policies are, at the date hereof, in full force and effect and no claims have been made against any such policies. Except as set forth in Section 6.12 of the Buyer Disclosure Letter, to the best knowledge of Buyer (i) Buyer has obtained all material certificates, permits and licenses from any governmental authority having jurisdiction over any of the Buyer Properties which are not the responsibility of tenants and to Buyer's knowledge no tenant has failed to obtain any such certificate, permit or license, and all agreements, easements and other rights which are necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Buyer Properties have been obtained and are in full force and effect; (ii) the Buyer Properties are in full compliance with all governmental permits, licenses and certificates except where the failure to be in compliance would not be reasonably likely to have a Buyer Material Adverse Effect; (iii) no written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Buyer Properties has been issued by any governmental authority which has not been remedied or cured; (iv) there are no material structural defects relating to any of the Buyer Properties; (v) the building systems of each Buyer Property are in working order in all material respects; (vi) there is no physical damage to any Buyer Property in excess of $50,000 for which there is no insurance in effect covering the full cost of the restoration; or (vii) there is no current renovation or restoration or tenant improvements to any Buyer Property or any portion thereof, the cost of which exceeds $50,000 individually. Except as disclosed in Section 6.12 of the Buyer Disclosure Letter, the use and occupancy of each of the Buyer Properties complies in all material respects with all applicable codes and zoning laws and regulations, and Buyer has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the Buyer Properties, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such Buyer Properties. Neither Buyer nor any of the Buyer Subsidiaries has received any written notice to the effect that (A) any betterment assessments have been levied against, or any condemnation or rezoning proceedings are pending or threatened with respect to any of the Buyer Properties, or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Buyer Properties or by the continued maintenance, operation or use of the parking areas.

     6.13   Environmental Matters.  Except as set forth in Section 6.13 of the
            ---------------------
Buyer Disclosure Letter and any environmental assessment or report listed therein, to the best of Buyer's actual knowledge: (i) no Hazardous Substances or Hazardous Wastes have been or are being released into the environment, discharged into the environment or disposed of from, at, on or under the Buyer Properties; (ii) no Hazardous Substances or Hazardous Wastes have been or are being generated or treated at the Buyer Properties or discharged from the Buyer Properties, except in compliance in all material respects with applicable Laws;
(iii) no

Hazardous Wastes have been or are being stored for more than 90 days or handled at or on the Buyer Properties, except in compliance in all material respects with applicable Laws; (iv) none of the Buyer Properties are listed on, and Buyer has not received written or oral notice that any of the Buyer Properties are being considered for inclusion on, NPL, CERCLIS, or any State or local listing of sites which are known or suspected to be contaminated by Hazardous Substances or Hazardous Wastes; (v) there are no on-going violations of any Law at any Buyer Properties which could result in contamination of the land, surface water or groundwater from, at, on or under any such properties; and (vi) no Government Agency is investigating or has provided written notice that it is considering investigating any alleged or potential release, discharge, disposal or storage of Hazardous Substances or Hazardous Wastes at, on, under or from any Buyer Properties.

     With respect to properties previously owned, leased or in the possession of Buyer or Buyer Subsidiaries ("Buyer Previous Properties"), Buyer has no actual knowledge that any of the activities or conditions described in clauses (i),
(ii) or (iii) as not having taken place or existed at the Buyer Properties took place or existed at the Buyer Previous Properties during the period when Buyer or the Buyer Subsidiaries owned, leased or possessed the properties. In addition, Buyer has no actual knowledge that any of the Buyer Previous Properties are listed or are being considered for listing on any of the lists described in clause (iv) or are being investigated or considered for investigation as described in clause (vi).

     Except as disclosed in Section 6.13 of the Buyer Disclosure Letter, to the best knowledge of Buyer after due inquiry, neither Buyer nor any Buyer Subsidiary has received any written notice from any Government Agency with respect to alleged or potential liability relating in any way to Hazardous Substances or Hazardous Wastes at, on, under or from any Buyer Property or Buyer Previous Properties.

     6.14   No Brokers.  Neither Buyer nor any of the Buyer Subsidiaries has
            ----------
entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Copley to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Buyer has retained PaineWebber as its financial advisor, the arrangements with which have been disclosed in writing to Copley prior to the date hereof. Other than the foregoing arrangements and Copley's arrangements set forth in Section 5.14, Buyer is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     6.15   Opinion of Financial Advisor.  Buyer has received the opinion of
            ----------------------------
PaineWebber to the effect that, as of the date hereof, the Stock Consideration is fair to the holders of Buyer Stock from a financial point of view, and has delivered a true and correct copy of such opinion to Copley.

     6.16   Copley Stock Ownership.  Except as set forth in Section 6.16 of the
            ----------------------
Buyer Disclosure Letter, neither Buyer nor any of the Buyer Subsidiaries owns any shares of capital stock of Copley or other securities convertible into capital stock of Copley.

     6.17   Related Party Transactions. Set forth in Section 6.17 of the Buyer
            --------------------------
Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Buyer or any of the Buyer Subsidiaries (which are or will be in effect as of or after the date of this Agreement) with (i) any consultant (excluding legal counsel, accountants and financial advisors) involving payments in excess of $50,000 and which may not be terminated within 90 days by Buyer,
(ii) any person who is an officer, director or affiliate of Buyer or any of the Buyer Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (iii) any person who acquired Buyer Stock in a private placement. All such documents are listed in Section 6.17 of the Buyer Disclosure Letter and the copies of such documents, which have previously been provided or made available to Copley and its counsel, are true and correct.

     6.18   Contracts and Commitments.  Section 6.18 of the Buyer Disclosure
            -------------------------
Letter sets forth (i) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Buyer Properties or personal property of Buyer and each of the Buyer Subsidiaries and (ii) each Commitment entered into by Buyer or any of the Buyer Subsidiaries which may result in total payments or liability in excess of $50,000 and which may not be terminated within 90 days by Buyer or the Buyer Subsidiary which is a party thereto. Copies of the foregoing are listed in Section 6.18 of the Buyer Disclosure Letter and the copies of such documents, which have previously been provided or made available to Copley and its counsel, are true and correct copies. None of Buyer or any of the Buyer Subsidiaries has received any written notice of a default that has not been cured under any of the documents described in clause (i) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods, except where such default would not have a Buyer Material Adverse Effect. To the best knowledge of Buyer, neither Buyer nor any of the Buyer Subsidiaries is in default with respect to any obligations, which individually or in the aggregate are material, under any joint venture agreements to which Buyer or any of the Buyer Subsidiaries is a party.

     6.19   Buyer Stock.  The issuance and delivery by Buyer of shares of Buyer
            -----------
Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer except for the approval of its stockholders contemplated by this Agreement. The shares of Buyer Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights.

     6.20   Convertible Securities.  Buyer has no outstanding options, warrants
            ----------------------
or other securities exercisable for, or convertible into, shares of Buyer Stock, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

     6.21   Definition of Buyer's Knowledge.  As used in this Agreement, the
            -------------------------------
phrase "to the knowledge of Buyer" or "to the best knowledge of Buyer" or any similar phrase shall mean the actual, not constructive or imputed, knowledge of Leland R. Speed, David H. Hoster II and N. Keith McKey without any obligation on any of their parts to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like.


ARTICLE 7.  COVENANTS

     7.1    Acquisition Proposals.
            ---------------------

            (a) Unless and until this Agreement shall have been terminated in accordance with its terms, Copley agrees and covenants that (A) neither it nor any Copley Subsidiary shall, and each of them shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of the Copley Subsidiaries) not to, directly or indirectly, initiate, solicit or knowingly encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase (except as permitted under Section 7.2 hereof) of 10% or more of the assets, any equity securities or partnership interests of Copley or any Copley Subsidiary, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (B) Copley will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this
Section 7.1; and (C) Copley will notify Buyer immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Copley.

            (b) Notwithstanding anything set forth in this Agreement to the contrary (i) the Board of Directors of Copley may furnish information to or enter into discussions or negotiations with any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, the Board of Directors of Copley, after consultation with and based upon the advice of Goodwin Procter & Hoar, Hale and Dorr or another nationally recognized law firm selected by the Board of Directors of Copley, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law, provided that prior to furnishing such information to, or entering into
     --------
discussions or negotiations with, such person or entity, Copley provides written notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and Copley keeps Buyer informed of the status of any such discussions or negotiations, (ii) the Board of Directors of Copley may, to the extent applicable, comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, and (iii) Copley may furnish information to, enter into discussions or negotiations with, execute an agreement with, or consummate transactions concerning (w) Bermant (including, without limitation, the Bermant/UBC Agreement) in connection with the sale of the UBC Interest, (x) Summer Hill, Ltd. and its affiliates, successors and assigns in connection with that certain purchase option of Summer Hill, Ltd. described in Section 7.2 of the Copley Disclosure Letter (the "Summer Hill Option"), and (y) Gary and Lenora Hewson, in connection with the exchange of tenancy-in-common interests affecting certain property of the Company described in Section 5.9 of the Copley Disclosure Letter.

     7.2    Conduct of Businesses.
            ---------------------

            (a) Prior to the Effective Time, except as specifically permitted by this Agreement, unless the other party has consented in writing thereto, Buyer and Copley:

                   (i) Shall use their reasonable best efforts, and shall cause each of their respective Subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

                   (ii) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to Section 7.1, any proposals to engage in material transactions;

                   (iii) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of their businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein; and

                   (iv) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

            (b) Prior to the Effective Time, unless Buyer has consented thereto (and Buyer hereby agrees to give good faith consideration to any such request for consent by Copley and to respond to any such request within five (5) business days and in the event no response is received by Copley by the expiration of such five business day period, such consent shall be deemed given)
Copley:

                   (i) Shall, and shall cause each Copley Subsidiary to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, subject to clauses (ii)-
(ix) below;

                   (ii) Shall not, and shall cause each Copley Subsidiary not to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, any other type of real estate projects except for the transactions contemplated in the Copley Disclosure Letter;

                   (iii) Shall not amend Copley's Certificate or its By-laws, and shall cause each Copley Subsidiary not to amend its charter, bylaws, joint venture documents, partnership agreements or equivalent documents except as contemplated by this Agreement or the Copley Disclosure Letter;

                   (iv) Shall not (A) issue any shares of its capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

                   (v) Shall not, and shall not permit any of the Copley Subsidiaries to, except in accordance with and as permitted under Section 7.2(d) and (e) hereof or as contemplated in the Copley Disclosure Letter, sell, lease or otherwise dispose of (A) any Copley Properties or any portion thereof or any of the capital stock of or partnership or other interests in any of the Copley Subsidiaries or (B) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

                   (vi) Shall not, and shall not permit any of the Copley Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other person;

                   (vii) Shall not, and shall not permit any of the Copley Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Copley included in the Copley SEC Reports or incurred in the ordinary course of business consistent with past practice;

            (viii) Shall not, and shall not permit any of the Copley Subsidiaries to, enter into any Commitment which may result in total payments or liability by or to it in excess of $50,000 other than Commitments for expenses of attorneys, accountants and investment bankers incurred in connection with the Merger; and

            (ix) Shall not, and shall not permit any of the Copley Subsidiaries to, enter into any Commitment with any officer, director, consultant or affiliate of Copley or any of the Copley Subsidiaries.

      (c)   (i)    Prior to the Effective Time, Buyer shall not, without the
prior written consent of Copley (and Copley hereby agrees to give good faith consideration to any such request for consent by Buyer and to respond to any such request within five (5) business days and in the event no response is received by Buyer by the expiration of such five business day period, such consent shall be deemed given): (x) directly or indirectly through a Buyer Subsidiary merge or consolidate with, or acquire all or substantially all of the assets of, any person or entity except for LNH REIT, Inc.; (y) incur, in one transaction or a series of transactions, an additional $15,000,000 of indebtedness; or (z) issue any shares of its capital stock (except in connection with Buyer's employee or trustee benefit plans), effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, or grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock (except in connection with Buyer's employee or trustee benefit plans). Notwithstanding anything to the contrary in the foregoing sentence, in connection with any potential merger or acquisition relating to TargetCo (as such term is defined in
Section 7.2 of the Buyer Disclosure Letter), prior to Buyer entering into a definitive agreement with TargetCo, Buyer shall first deliver written notice to Copley identifying and describing the price and other terms of the proposed transaction (the "Notice") and, within 15 calendar days after receiving the Notice, Copley shall consent or withhold its consent to the transaction (which consent will not be unreasonably withheld). In the event Copley withholds its consent to the proposed transaction, Buyer shall be prohibited from entering into a definitive agreement with TargetCo until after the Effective Time. In the event Copley consents to the price and terms of the proposed transaction, Buyer shall be permitted to enter into a definitive agreement with TargetCo to consummate the proposed transaction but only upon (A) the price which is not less favorable to Buyer and its stockholders than the price set forth in the Notice and (B) terms and conditions which are not less favorable in any material respect to Buyer and its stockholders than those described in the Notice; provided, however, that Buyer may not enter into such definitive agreement
--------  -------
during the period between the mailing of the Form S-4 to the Copley stockholders and the Effective Time.

            (ii) Except for the limitations described in clause (i) of Section 7.2(c) above. between the date of this Agreement and the Effective Time, Buyer and the Buyer

Subsidiaries may enter into leases with respect to all or any portion of the Buyer Properties, acquire, lease, enter into an option to acquire, lease or exercise an option or contract to acquire, additional real property, incur additional indebtedness, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects.

            (d) Notwithstanding anything to the contrary set forth in this Agreement and without limiting any of the other rights of Copley set forth herein, between the date hereof and the Effective Time:

                   (i) Copley may enter into the Bermant/UBC Agreement or any other agreement with Bermant to convey the UBC Interest, perform its obligations contemplated thereunder and take such other actions as Copley deems appropriate to fulfill its obligations under the Joint Venture Agreement;

                   (ii) Copley may, in the event the Summer Hill Option is exercised on or prior to the Effective Time, convey to Summer Hill Ltd. or its successors, assigns or nominees the real property subject to such option (the "Option Property") in accordance with the terms thereof;

                   (iii) to the extent Copley conveys the UBC Interest to Bermant or the Option Property to Summer Hill Ltd., Copley shall distribute the net proceeds therefrom to its stockholders prior to the Effective Time; and

                   (iv) Copley may declare, set aside and pay dividends of not more than $.27 per Copley Share (except as permitted in clause (iii) above or
Section 7.16 hereof) for each full calendar quarter prior to the Effective Time, it is currently anticipated that such dividends shall have declaration dates, record dates and payment dates substantially similar to those dates set forth in Exhibit C. Notwithstanding the foregoing, in the event the Effective Time shall
---------
occur between the record dates set forth in Exhibit C, Copley may declare,
                                            ---------
establish a record date and set aside a dividend for the period commencing on the most recent record date and ending on the date of the Effective Time (the "Partial Period") in an amount which equals the quotient the numerator of which equals $.27 multiplied by the number of days comprising such Partial Period and the denominator of which equals 90.

            (e) Copley shall not, without the written consent of Buyer, which consent may not be unreasonably withheld, (i) effect any material change in any lease or occupancy agreement currently in effect which affects the Copley Properties (together with such additional leases approved or permitted pursuant to this Agreement, the "Leases"), (ii) renew or extend the term of any Lease, unless the same is an extension or expansion permitted pursuant to the terms of an existing Lease, or (iii) enter into any new Lease or cancel or terminate any Lease. When seeking consent to a new or modified Lease, Copley shall provide notice of the identity of the tenant, a term sheet, letter of intent or proposed lease containing material business terms (including, without limitation, rent, expense base, concessions, tenant improvement allowances, brokerage commissions, and expansion and extension options) and whatever credit and background information, if any, Copley then possesses with respect to such tenant. Buyer shall be deemed to have consented to any proposed Lease or Lease modification if it has not responded to Copley within five (5) business days after receipt of such information. Upon Buyer's approval or deemed approval, Copley shall be entitled to enter into a Lease on the standard lease form for such Property, without material change other than changes customarily made to leases to other comparable tenants of the Property. Buyer hereby designates David H. Hoster II and Marshall A. Loeb as individuals who will be available and authorized to grant Lease approvals. Notwithstanding anything in this Agreement to the contrary, Copley may cancel or terminate any Lease or commence collection, unlawful detainer or other remedial action against any tenant without Buyer's consent upon the occurrence of a default by the tenant under said Lease.

     7.3    Meetings of Stockholders.  Each of Buyer and Copley will take all
            ------------------------
action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws or Declaration of Trust and Trustees Regulations, as the case may be, to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Trustees of Buyer and Board of Directors of Copley each shall recommend that its stockholders approve this Agreement and the transactions contemplated hereby and Buyer and Copley each shall use their reasonable best efforts to obtain such approval, including, without limitation, by timely mailing the joint proxy statement/prospectus contained in the Form S-4 (as defined in Section 7.7 hereof) to their respective stockholders; provided, however, that nothing contained in this Section 7.3
              --------  -------
shall prohibit the Board of Trustees of Buyer or the Board of Directors of Copley from failing to make such recommendation or using their reasonable best efforts to obtain such approval if the Board of Trustees of Buyer or the Board of Directors of Copley, as the case may be, has determined in good faith, after consultation with and based upon the advice of counsel, that such action is necessary for such Board of Trustees or Board of Directors to comply with its fiduciary duties to its stockholders under applicable law. Buyer and Copley shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day. It shall be a condition to the mailing of the Form S-4 that (i) Buyer shall have received a "comfort" letter from Arthur Andersen LLP, independent public accountants for Copley, dated as of a date within two business days before the date on which the Form S-4 shall become effective, with respect to the financial statements of Copley included or incorporated in the Form S-4, in form and substance reasonably satisfactory to Buyer, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4, and
(ii) Copley shall have received a "comfort" letter from KPMG Peat Marwick, LLP, independent public accountants for Buyer, dated as of a date within two business days before the date on which the Form S-4 shall become effective, with respect to the financial statements of Buyer included or incorporated in the Form S-4, in form and substance reasonably satisfactory to Copley, and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4.

     7.4    Filings; Other Action.  Subject to the terms and conditions herein
            ---------------------
provided, Copley and Buyer shall: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to Copley and Buyer; and (d) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and trustees or directors of Buyer and Copley shall take all such necessary action.

     7.5    Inspection of Records.  From the date hereof to the Effective Time,
            ---------------------
each of Copley and Buyer shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Copley and Buyer and their respective subsidiaries.

     7.6    Publicity.  Buyer and Copley shall consult with each other before
            ---------
issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided,
                                                                      --------
however, that a party may, without the prior consent of the other party, issue
-------
such press release or make such public statement as may be required by law or the rules of the applicable stock exchange if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

     7.7    Registration Statement.  Buyer and Copley shall cooperate and
            ----------------------
promptly prepare and Buyer shall file with the SEC as soon as practicable a Registration Statement on Form S-4 under the Securities Act, with respect to the shares of Buyer Stock issuable in the Merger, a portion of which Form S-4 shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Copley and of Buyer in connection with the Merger (in its entirety, the "Form S-4"). The respective parties will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Buyer and Copley shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Form S-4. Buyer shall use its reasonable best efforts, and Copley will cooperate with Buyer, to have the Form S-4 declared effective by the SEC as promptly as practicable. Buyer shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Buyer agrees that the Form S-4 and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholders of Buyer and Copley, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                          --------  -------
that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Buyer in reliance upon and in conformity with information concerning Copley furnished to Buyer by Copley for use in the Form S-4. Copley agrees that the information provided by it for inclusion in the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Buyer and Copley, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer will advise and deliver copies (if any) to Copley, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     7.8    Listing Application.  Buyer shall promptly prepare and submit to the
            -------------------
New York Stock Exchange a listing application covering the shares of Buyer Stock issuable in the Merger, and shall obtain prior to the Effective Time approval for the listing of such Buyer Stock, subject to official notice of issuance.

     7.9    Further Action.  Each party hereto shall, subject to the fulfillment
            --------------
at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger. In connection with the Closing, Copley and each Copley Subsidiary shall use its best efforts to deliver to Buyer such deeds, bills of sale, assignments, certificates, affidavits and indemnities as are required to effectuate the consummation of the transactions described herein.

     7.10   Affiliates of Copley.
            --------------------

           (a) At least 30 days prior to the Closing Date, Copley shall deliver to Buyer a list of names and addresses of those persons who were, in Copley's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate") of Copley within the meaning of Rule 145. Copley shall provide Buyer such information and documents as Buyer shall reasonably request for purposes of reviewing such list. Copley shall use its reasonable best efforts to deliver or cause to be delivered to Buyer, prior to the Closing Date, from each of the Affiliates of Copley identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit B.
                                                                   ---------
Buyer shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any shares of Buyer Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Buyer Stock, consistent with the terms of such Affiliate Letters.

            (b) Buyer shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of Copley may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of Buyer Stock received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) or (ii) any successor rule or regulation hereafter adopted by the SEC.

     7.11   Expenses.  Subject to the provisions of Article 9, all costs and
            --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. All costs and expenses for professional services rendered pursuant to the transactions contemplated by this Agreement including, but not limited to, investment banking and legal services, will be paid by each party incurring such services.

     7.12   Indemnification and Insurance.
            -----------------------------

            (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of Copley (including Copley Real Estate Advisors, Inc.) or any of its subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he, she or it is or was a director, officer, employee or agent of Copley or any of its subsidiaries, or is or was serving at the request of Copley or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that Copley shall indemnify and hold harmless, and after the Effective Time Buyer shall indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), (i) Copley, and the Buyer after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, (ii) the Indemnified Parties may retain counsel satisfactory to them, and Copley, and Buyer after the Effective Time, shall pay all fees and expenses of such counsel for the Indemnified Parties within thirty days after statements therefor are received, and (iii) Copley and Buyer will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, that neither Copley nor Buyer shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 7.12, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Copley and, after the Effective Time, Buyer, thereof, provided that the failure to so notify shall not affect the obligations of Copley or Buyer except to the extent such failure to notify materially prejudices such party.

            (b) Buyer agrees that all rights to indemnification existing in favor, and all limitations on the personal liability, of the Indemnified Parties provided for in Copley's Certificate or its By-Laws or the charter or by-laws or similar organizational documents of any of its subsidiaries as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided,
                                                               --------
however, that all rights to indemnification in respect of any claim (a "Claim")
-------
asserted or made within such period shall continue until the disposition of such Claim. At or prior to the Effective Time, Buyer shall purchase directors' and officers' liability insurance coverage for Copley's directors and officers in a form acceptable to Copley which shall provide such directors and officers with $5,000,000 of aggregate coverage for six years following the Effective Time and which shall have a retention of no more than $500,000; provided, however, that
                                                       --------  -------
the cost of such policy shall not exceed $600,000.

            (c) This Section 7.12 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Buyer and Copley. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section
7.12 and Buyer acknowledges and agrees that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants.

            (d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 7.12.

     7.13    Reorganization.  From and after the date hereof and until the
             --------------
Effective Time, none of Buyer, Copley or any of their respective subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. Following the Effective Time, Buyer shall use its reasonable best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     7.14   Redemption of Rights.   The Board of Directors of Copley shall amend
            --------------------
the Rights Agreement so that neither the execution nor the delivery of this Agreement will trigger or otherwise affect any rights or obligations under the Rights Agreement, including causing the occurrence of a "Distribution Date" or a "Stock Acquisition Date," as defined in the Rights Agreement. Copley will redeem all outstanding Rights at a redemption price of $.01 per Right effective immediately prior to the Effective Time.

     7.15   Payment of Advisory Fee.  Notwithstanding anything to the contrary
            -----------------------
set forth in this Agreement, Buyer and Copley hereby agree that, immediately prior to the Effective Time, Copley shall pay to Copley Real Estate Advisors, Inc. (the "Advisor") a fee the amount of which shall not exceed the amount of advisory fee which the Advisor would be entitled to receive under that certain Advisory Agreement, dated as of June 30, 1985, as amended to date, between Copley and the Advisor.

     7.16   REIT Status.  Notwithstanding anything to the contrary set forth in
            -----------
this Agreement, nothing in this Agreement shall prohibit Copley or any Copley Subsidiary from taking any action at any time or from time to time that in the reasonable judgment of Copley is necessary for Copley to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Merger including, without limitations, making dividend or distribution payments to stockholders. To the extent that any dividends or distributions are paid to Copley stockholders other than the payments permitted to be made pursuant to Sections 7.2(d)(iii) or 7.2(d)(iv), the Share Value shall be reduced by the per share amount of such dividend or distribution payments. Prior to the payment of any such dividend or distribution contemplated by the preceding sentence, Copley shall provide written notice of its intention to make such dividend or distribution and the reasons therefor to Buyer. Following the Merger, Buyer shall use its best efforts to take any such actions as may be necessary to maintain Copley's status as a REIT for any period or portion thereof ending on or prior to the Merger (including, without limitation, the mailing of stockholder demand letters as required by Treasury Regulation (S)1.857-8).

ARTICLE 8.  CONDITIONS

     8.1    Conditions to Each Party's Obligation to Effect the Merger.  The
            ----------------------------------------------------------
respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

            (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of Buyer and Copley.

            (b) The waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated.

            (c) Neither of the parties hereto shall be subject to any order, ruling or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order, ruling or injunction shall have been issued, each party agrees to use its best efforts to have any such order, ruling or injunction lifted, stayed or reversed.

            (d) The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Buyer or Copley, threatened by the SEC.

            (e) Buyer shall have obtained the approval for the listing of the shares of Buyer Stock issuable in the Merger on the New York Stock Exchange, subject to official notice of issuance.

            (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required to be made or obtained by Buyer, Copley and their respective subsidiaries and affiliated entities in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except (A) for any consents or approvals which are required from any holders of mortgages affecting any Copley Properties (the "Lender Consents") and (B) where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration, would not have a Copley Material Adverse Effect or a Buyer Material Adverse Effect, as the case may be. It shall be the sole responsibility of Buyer to obtain the Lender Consents and to pay all costs, principal paydowns, fees and expenses associated therewith. In the event Buyer is unable to obtain any Lender Consent, Buyer shall cause the obligation underlying the respective mortgage to be satisfied and the mortgage to be discharged on or prior to Closing. The parties acknowledge and agree that the failure to obtain any of the Lender Consents shall not constitute a basis for Buyer to terminate or otherwise amend the terms of this Agreement.

     8.2    Conditions to Obligations of Copley to Effect the Merger.  The
            --------------------------------------------------------
obligation of Copley to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, unless waived by
Copley:

            (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time and Copley shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the President of Buyer to the foregoing effect.

            (b) Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Copley shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the President of Buyer to the foregoing effect.

            (c) Copley shall have received the opinion of counsel, dated not less than five business days prior to the date the Form S-4 is declared effective by the SEC, reasonably acceptable to Copley, and subject to customary conditions and qualifications (including reliance, in part, on representations of Buyer and Copley and certain stockholders of Copley), to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Sections 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

            (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change concerning Buyer or any of the Buyer Subsidiaries, that has had or could be reasonably likely to have a Buyer Material Adverse Effect and Copley shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the President of Buyer to the foregoing effect.

            (e) The transactions contemplated by the Bermant/UBC Agreement shall have been consummated prior to the Effective Date and the UBC Interest shall have been conveyed to Bermant or, alternatively, Bermant shall have failed to exercise (or failed to fulfill its obligations under) its right of first refusal set forth in the Joint Venture Agreement or such right of first refusal shall have otherwise been terminated in accordance with its terms and the UBC Interest shall remain the property of Copley at the Effective Time.

            (f) Buyer shall have purchased directors' and officers' liability insurance coverage in accordance with Section 7.12(b) hereof and such insurance shall be in full force and effect.

            (g) The officers of Copley shall have resigned from their positions at Baygreen Eden Landing Industrial Park Owners Association and Buyer's nominees shall have been appointed to fill such positions.

     8.3    Conditions to Obligation of Buyer to Effect the Merger.  The
            ------------------------------------------------------
obligations of Buyer to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by
Buyer:

            (a) Each of the representations and warranties of Copley contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time, and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of Copley by the President of Copley to the foregoing effect.

            (b) Copley shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of Copley by the President of Copley to the foregoing effect.

            (c) Buyer shall have received the opinion of counsel, dated not less than five business days prior to the date the Form S-4 is declared effective by the SEC, reasonably acceptable to Buyer, and subject to customary conditions and qualifications (including reliance, in part, on representations of Buyer and Copley and certain stockholders of Copley), to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Sections 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

            (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change concerning Copley or any of the Copley Subsidiaries, that has had or could be reasonably likely to have a Copley Material Adverse Effect and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of Copley by the President of Copley to the foregoing effect.

            (e) The Board of Directors of Copley shall have amended the Rights Agreement so that neither the execution nor the delivery of this Agreement will trigger or otherwise affect any rights or obligations under the Rights Agreement, including causing the occurrence of a "Distribution Date" or a "Stock Acquisition Date," as defined in the Rights Agreement, and shall redeem all outstanding Rights.

ARTICLE 9.  TERMINATION

     9.1    Termination.  This Agreement may be terminated and abandoned at any
            -----------
time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of Copley and Buyer:

            (a)    by mutual written consent of Buyer and Copley; or

            (b) by either Buyer or Copley if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action; or

            (c) by Buyer upon a breach of any representation, warranty, covenant or agreement on the part of Copley set forth in this Agreement, or if any representation or warranty of Copley shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b), as the case may be, would be incapable of being satisfied by September 1, 1996; provided, however, that, in any case, a willful breach shall be deemed to cause
--------  -------
such conditions to be incapable of being satisfied for purposes of this Section 9.1(c);

            (d) by Copley upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b), as the case may be, would be incapable of being satisfied by September 1, 1996; provided, however, that, in any case, a willful breach shall be deemed to cause
--------  -------
such conditions to be incapable of being satisfied for purposes of this Section 9.1(d);

            (e) by Buyer if (i) the Board of Directors of Copley shall have withdrawn, amended, modified or changed its approval or recommendation of this Agreement or any of the transactions contemplated hereby; (ii) Copley shall have failed as soon as practicable to mail the Form S-4 to its stockholders or to include the recommendation of its Board of Directors of this Agreement and the transactions contemplated hereby in the Form S-4; or (iii) the Board of Directors of Copley shall have recommended that stockholders of Copley accept or approve an Acquisition Proposal by a person other than Buyer (or Copley or its Board shall have resolved to do such);

            (f) by Copley, if (i) the Board of Directors of Copley recommends to Copley's stockholders approval or acceptance of an Acquisition Proposal by a person other than Buyer, but only in the event that the Board of Directors of Copley, after consultation with and based upon the advice of Goodwin Procter & Hoar, Hale and Dorr or another nationally recognized law firm selected by the Board of Directors of Copley, has determined in good faith that such action is necessary for the Board of Directors of Copley to comply with its fiduciary duties to its stockholders under applicable law, (ii) if Buyer shall have failed as soon as practicable to mail the Form S-4 to its stockholders or to include the recommendation of its Board of Trustees of this Agreement and the transactions contemplated hereby in the Form S-4 or (iii) if the average closing sales prices of Buyer Stock on the New York Stock Exchange on each of the twenty
(20) trading days immediately preceding the fifth trading day prior to either
(A) the date on which the Form S-4 is declared effective by the SEC or (B) the date on which the meeting of Copley stockholders is to be convened pursuant to
Section 7.3 hereof, is equal to or less than $18.25 without any liability on the part of Copley;

            (g) by either Buyer or Copley if this Agreement and the transactions contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the stockholders of Buyer or Copley upon the holding of a duly convened stockholder meeting;

            (h) by either Buyer or Copley, if the Merger shall not have been consummated on or before September 1, 1996 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Effective Time).

     The right of any party hereto to terminate this Agreement pursuant to this
Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective employees, officers, trustees, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement.

     9.2    Effect of Termination.
            ---------------------

            (a) In the event of the termination and abandonment of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Section 10.5; provided, however, that nothing contained in this
                           --------  -------
Section 9.2 shall relieve any party from liability for any breach of this Agreement or shall relieve Copley from any liability under this Article 9.

            (b) If (x) Buyer terminates this Agreement pursuant to Section 9.1(e)(iii) or pursuant to 9.1(c) as a result of a willful breach by Copley or
(y) if Copley terminates this Agreement pursuant to Section 9.1(f)(i) then Copley shall pay to Buyer an amount (the "Termination Amount") in cash equal to the sum of (i) $1,500,000, plus (ii) Buyer's out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated hereby, evidenced by documentation reasonably acceptable to Copley, up to a maximum of $375,000 in accordance with the provisions of Section 9.3.

            (c) If Buyer terminates this Agreement pursuant to Section 9.1(e)(i), 9.1(e)(ii) or 9.1(c) (except for a termination because of a willful breach by Copley in which case, the provisions of Section 9.2(b) will apply), Copley shall pay all of Buyer's out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated thereby, evidenced by documentation reasonably acceptable to Copley, up to a maximum of $375,000 ("Expenses").

            (d) The parties acknowledge and agree that the provisions for payment of Expenses or the Termination Amount are included herein in order to induce Buyer to enter into this Agreement and to reimburse Buyer for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement. The parties hereto agree that the payment of Expenses or the Termination Amount by Copley to Buyer shall constitute liquidated damages with respect to any claim for damages which would otherwise be entitled to assert against Copley with respect to this Agreement and the transactions contemplated hereby and shall constitute the only remedy to which Buyer shall be entitled in connection therewith.

     9.3    Payment of Termination Amount or Expenses.
            -----------------------------------------

            (a) In the event that Copley is obligated to pay Buyer the Termination Amount or Expenses pursuant to Section 9.2 (the "Section 9.2 Amount"), Copley (or any other person to the extent provided by Section 9.2(d)) shall pay to Buyer from the applicable Section 9.2 Amount deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (m) the
Section 9.2 Amount and (n) the sum of (1) the maximum amount that can be paid to Buyer without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by Buyer's certified public accountants, plus (2) in the event Buyer receives either (X) a letter from Buyer's counsel indicating that Buyer has received a ruling from the IRS described in Section 9.3(b)(ii) or (Y) an opinion from Buyer's counsel as described in Section 9.3(b)(ii), an amount equal to the Section 9.2 Amount less the amount payable under clause (1) above. To secure Copley's obligation to pay these amounts, Copley shall deposit into escrow an amount in cash equal to the
Section 9.2 Amount with an escrow agent selected by Buyer and on such terms (subject to Section 9.3(b)) as shall be agreed upon by Buyer and the escrow agent. The payment or deposit into escrow of the Section 9.2 Amount pursuant to this Section 9.3(a) shall be made within three days of the event which gives rise to the payment of the Section 9.2 Amount by wire transfer or bank check.

            (b) The escrow agreement shall provide that the Section 9.2 Amount in escrow or any portion thereof shall not be released to Buyer unless the escrow agent receives any one or combination of the following: (i) a letter from Buyer's certified public accountants indicating the maximum amount that can be paid by the escrow agent to Buyer without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Buyer's accountants revising that amount, in which case the escrow agent shall release such amount to Buyer, or (ii) a letter from Buyer's counsel indicating that Buyer received a ruling from the IRS holding that the receipt by Buyer of the Section 9.2 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and
(3) of the Code (or alternatively, Buyer's legal counsel has rendered a legal opinion to the effect that the receipt by Buyer of the Section 9.2 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 9.2 Amount to Buyer. The escrow agreement shall also provide that any portion of the Section 9.2 Amount held in escrow for five years shall be released by the escrow agent to Copley. Copley shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

            (c) Notwithstanding anything to the contrary set forth in this Agreement, in the event Buyer is required to file suit to seek all or a portion of the Termination Amount and/or the Expenses and Buyer prevails in such litigation, it shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder; provided that payment of such expenses shall be subject to the limitations of Section 9.3(a) (determined as if such expenses were included in the Section 9.2 Amount).

     9.4    Extension; Waiver.  At any time prior to the Effective Time, any
            -----------------
party hereto, by action taken by its Board of Trustees or Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


ARTICLE 10. GENERAL PROVISIONS

     10.1   Nonsurvival of Representations, Warranties and Agreements.  All
            ---------------------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including, without limitation, the certificates described in Sections 8.2(a), 8.2(b), 8.2(d), 8.3(a), 8.3(b) and 8.3(d), shall terminate as of the Effective Time and shall not survive the Merger, provided, however, that the agreements contained in Article 4, the last
        --------  -------
sentence of Section 7.4 and Sections 7.10, 7.12, 7.13 and 7.14 and this Article 10 shall survive the Merger.

     10.2   Notices.  Any notice required to be given hereunder shall be in
            -------
writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

     If to Buyer:         EastGroup Properties
                          300 One Jackson Place
                          188 East Capitol Street
                          Jackson, Mississippi  39201
                          Attn:  David H. Hoster II
                          Tel.:  (601) 354-3555
                          Fax:   (601) 949-4077

     With copies to:      Jaeckle, Fleischmann & Mugel
                          800 Fleet Bank Building
                          Twelve Fountain Plaza
                          Buffalo, New York  14202
                          Attn:  Joseph P. Kubarek, Esq.
                          Tel.:  (716) 856-0600
                          Fax:   (716) 856-0432

     If to Copley:        Copley Properties, Inc.
                          399 Boylston Street, 13th Floor
                          Boston, Massachusetts  02116
                          Attn:  Mary L. Lentz
                          Tel.:  (617) 578-1200
                          Fax:   (617) 578-1350

     With copies to:      Hale and Dorr
                          60 State Street
                          Boston, Massachusetts 02116
                          Attn:  Kenneth A. Hoxsie, Esq. and
                                 William R. O'Reilly, Jr., Esq.
                          Tel:   (617) 526-6000
                          Fax:   (617) 526-5000

                          And

                          Goodwin, Procter & Hoar
                          Exchange Place, 53 State Street
                          Boston, MA 02109
                          Attn:  Richard E. Floor, P.C. and
                                 Joseph L. Johnson III, Esq.
                          Tel:   (617) 570-1000
                          Fax:   (617) 523-1231

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

            10.3   Assignment; Binding Effect; Benefit. Neither this Agreement
                   -----------------------------------
nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Sections 7.10, 7.12, 7.13 and 7.14, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            10.4 Entire Agreement. This Agreement, the Exhibits, the Copley Disclosure Letter, the Buyer Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the partes with respect thereto except that the Confidentiality Agreements (as hereinafter defined) shall remain in effect and shall be binding upon Buyer and Copley in accordance with its terms. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

            10.5   Confidentiality.  Each of Buyer and Copley understands and
                   ---------------
agrees that it is still bound by and subject to the terms of the Confidentiality Agreements, dated as of October 18, 1995 and February 1, 1996, by and between Buyer and Copley (the "Confidentiality Agreements").

            10.6   Amendment.  This Agreement may be amended by the parties
                   ---------
hereto, by action taken by their respective Board of Trustees and Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Copley and Buyer, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            10.7   Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Copley and Buyer hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

            10.8   Counterparts. This Agreement may be executed by the parties
                   ------------
hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

            10.9   Headings.  Headings of the Articles and Sections of this
                   --------
Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

            10.10  Waivers.  Except as provided in this Agreement, no action
                   -------
taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

            10.11  Incorporation. The Copley Disclosure Letter and the Buyer
                   -------------
Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

            10.12  Severability. Any term or provision of this Agreement which
                   ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            10.13  Interpretation and Certain Definitions.
                   --------------------------------------

            (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

            (b) As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

            (c) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

            (d) As used in this Agreement, the word "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

            10.14  Schedules. Any fact or item disclosed in one section of any
                   ---------
Disclosure Letter or schedule hereto ("Schedule") shall be deemed to be disclosed with respect to any other relevant section of such Disclosure Letter or Schedule, whether or not an explicit cross-reference appears.

                                 [END OF TEXT]

   IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                       COPLEY PROPERTIES, INC.
ATTEST:


By:  /s/ Peter P. Twining              By: /s/ Mary L. Lentz
     ---------------------                --------------------
     Name:  Peter P. Twining           Name:  Mary L. Lentz
     Title: Secretary                  Title: Chief Operating Officer


                                       EASTGROUP PROPERTIES
ATTEST:

By:  /s/ N. Keith McKey                By: /s/ Leland R. Speed
     ---------------------                ---------------------
     Name:  N. Keith McKey             Name:  Leland R. Speed
     Title: Chief Financial Officer    Title: Chief Executive Officer
            and Secretary